Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F/A of BGS Acquisition Corp. for the period ended July 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1. The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2013

By:	/s/ Cesar Baez
Cesar Baez
Chief Executive Officer
(principal executive officer)

Dated: November 14, 2013

By:	/s/ Mariana Gutierrez Garcia
Mariana Gutierrez Garcia
Chief Financial Officer
(principal financial and accounting officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.